UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 15, 2010

Date of Report

(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California	91302
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On April 15, 2010, The Ryland Group, Inc. (the “Company”) and certain of its subsidiaries entered into an Underwriting Agreement (including a Terms Agreement) to sell $300,000,000 aggregate principal amount of its 6.625% Senior Notes due 2020 (the “New Notes”).  The offering of the New Notes was made pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-157170), which was automatically effective on February 6, 2009 (the “Registration Statement”). The Company will pay interest on the New Notes on May 1 and November 1 of each year, commencing on November 1, 2010.  The New Notes will mature on May 1, 2020 and are redeemable, in whole or in part, at any time and from time to time under the terms provided in the indenture and supplemental indenture under which they will be issued.  The Company expects that the offering of the New Notes will close on April 29, 2010.  The Company expects to receive net proceeds of approximately $296,562,000 from this offering, after the underwriting discount.

On April 1, 2010, the Company commenced a tender offer for up to $225,000,000 aggregate principal amount of its outstanding 5.375% Senior Notes due 2012 (the “2012 Notes”), 6.875% Senior Notes due 2013 (the “2013 Notes”) and 5.375% Senior Notes due 2015 (the “2015 Notes,” and together with the 2012 Notes and the 2013 Notes, the “Existing Notes”).  On April 14, 2010, the Company amended the tender offer to provide for the purchase of up to $300,000,000 aggregate principal amount of its Existing Notes.  The Company intends to call for redemption all 2012 Notes that are not tendered in the tender offer.  The Company plans to use the net proceeds from the sale of the New Notes to purchase the Existing Notes, to pay for the 2012 Notes that it redeems and to pay related fees and expenses.  Any proceeds from the offering of the New Notes not used to purchase the Existing Notes or pay related fees and expenses will be used to redeem the 2012 Notes or for general corporate purposes.

This Current Report on Form 8-K is not an offer to purchase or a solicitation of an offer to sell any of the Existing Notes.

The Underwriting Agreement and the Terms Agreement under which the New Notes will be sold by the Company contain customary representations, warranties and agreements by the Company and certain of its subsidiaries, and customary conditions to closing, indemnification obligations of the Company, certain of its subsidiaries and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement and the Terms Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and the Terms Agreements, filed as Exhibits 1.1 and 1.2 hereto, respectively, which are incorporated by reference as exhibits to this Current Report on Form 8-K and the Registration Statement.

Item 9.01       Financial Statements and Exhibits

(d)  Exhibits

1.1           Third Amended and Restated Underwriting Agreement Basic Provisions dated  April 15, 2010.

1.2           Terms Agreement dated April 15, 2010, among the Company, certain of its subsidiaries and the Underwriters named therein.

99            Press release dated April 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: April 16, 2010	By:	/s/ David L. Fristoe
David L. Fristoe
Senior Vice President, Corporate
Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Third Amended and Restated Underwriting Agreement Basic Provisions dated April 15, 2010.

1.2	Terms Agreement dated April 15, 2010, among the Company, certain of its subsidiaries and the Underwriters named therein.

99	Press release dated April 15, 2010